Exhibit 99.1

Solar Capital Ltd. Announces Promotion of Brian Gerson to Executive Vice President

NEW YORK--(BUSINESS WIRE)--May 16, 2013--Solar Capital Limited (NASDAQ: SLRC) announced today that its Board of Directors has promoted Brian Gerson to Executive Vice President. In addition, he will become a member of the Solar Capital Partners LLC Investment Committee, its investment advisor.

“This promotion recognizes the leadership that Brian Gerson has demonstrated since our formation,” said Michael Gross, Chairman and CEO of Solar Capital. “We are confident that with his deep experience in structuring and underwriting middle market transactions, Brian will continue to contribute meaningfully to driving growth and creating value for our shareholders.”

“I have worked with Brian Gerson for over 20 years,” said Bruce Spohler, Chief Operating Officer. “Brian’s multi-talented leadership will continue to have a significant impact on the origination and structuring of high quality investments for our portfolio.”

About Brian Gerson

Brian Gerson joined Solar Capital in 2007 and has over 20 years’ experience originating and structuring middle market leveraged transactions. Brian leads Solar Capital’s business development efforts as manager of the origination team. He has forged deep relationships with the financial sponsor community and other important middle market intermediaries.

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Richard Pivirotto, 646-308-8770
Investor Relations